UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2010

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting held on June 15, 2010, the Board of Directors of Sequenom, Inc., a Delaware corporation (“Sequenom”), added Paul V. Maier, its Chief Financial Officer, to Sequenom’s change in control severance benefit plan, which is more fully described under “Executive Compensation – Compensation Discussion and Analysis – Change in Control Severance Benefit Plan” in Sequenom’s proxy statement filed with the Securities and Exchange Commission on April 29, 2010, as a Tier II participant.

As discussed below in Item 5.07, at Sequenom’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) Sequenom’s stockholders approved an amendment to Sequenom’s 2006 Equity Incentive Plan to increase the number of shares of Sequenom’s common stock available for issuance under such plan by 3,000,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2010, Sequenom held its Annual Meeting at which the stockholders (i) elected Ernst-Günter Afting, Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Richard A. Lerner, Ronald M. Lindsay and David Pendarvis as directors to hold office until Sequenom’s annual meeting of stockholders in 2011, (ii) approved an amendment to Sequenom’s 2006 Equity Incentive Plan to increase the number of shares of Sequenom’s common stock available for issuance under such plan by 3,000,000 shares, and (iii) ratified the selection by the Audit Committee of the Board of Directors (the “Audit Committee”) of Ernst & Young LLP as independent auditors of Sequenom for the fiscal year ending December 31, 2010.

Sequenom had 62,164,582 shares of common stock outstanding and entitled to vote as of the close of business on April 19, 2010, the record date for the Annual Meeting. At the Annual Meeting, 45,895,959 shares of common stock were present in person or represented by proxy for the three proposals indicated above. The following sets forth detailed information regarding the results of the voting at the Annual Meeting:

Proposal 1: The election of Ernst-Günter Afting, Kenneth F. Buechler, John A. Fazio, Harry F. Hixson, Jr., Richard A. Lerner, Ronald M. Lindsay and David Pendarvis as directors to hold office until Sequenom’s annual meeting of stockholders in 2011.

Director	Votes For	Votes Withheld	Broker Non-Votes
Ernst-Günter Afting	18,811,479	1,015,859	26,068,621
Kenneth F. Buechler	18,859,666	967,672	26,068,621
John A. Fazio	18,820,730	1,006,608	26,068,621
Harry F. Hixson, Jr.	17,793,244	2,034,094	26,068,621
Richard A. Lerner	18,176,615	1,650,723	26,068,621
Ronald M. Lindsay	18,817,739	1,009,599	26,068,621
David Pendarvis	18,845,577	981,761	26,068,621

Proposal 2: To approve an amendment to Sequenom’s 2006 Equity Incentive Plan to increase the number of shares of Sequenom’s common stock available for issuance under such plan by 3,000,000 shares.

Votes in Favor	14,954,133
Votes Against	4,566,474
Abstentions	306,732
Broker Non-Votes	26,068,620

Proposal 3: To ratify the selection by the Audit Committee of Ernst & Young LLP as independent auditors of Sequenom for the fiscal year ending December 31, 2010.

Votes in Favor	44,860,295
Votes Against	633,262
Abstentions	402,402
Broker Non-Votes	0

Item 8.01	Other Events.

Effective as of the election of the directors at the Annual Meeting, as discussed above in Item 5.07, the Board of Directors of Sequenom restructured the Audit Committee to be comprised of Ernst-Günter Afting, John A. Fazio and David Pendarvis, with Mr. Fazio serving as Chair.

At a meeting held on June 15, 2010, the Board of Directors of Sequenom changed the title for two of its executive officers. Mr. Maier was named as Sequenom’s Chief Financial Officer and Ronald M. Lindsay was named as Sequenom’s Senior Vice President of Research and Development. Mr. Maier previously held the title as Sequenom’s Interim Chief Financial Officer and Dr. Lindsay previously held the title as Sequenom’s Interim Senior Vice President of Research and Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: June 16, 2010	By:	/S/ CLARKE W. NEUMANN
Clarke W. Neumann
Vice President and General Counsel

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